Exhibit 4.4
CITY TELECOM (H.K.) LIMITED

INDENTURE

[TRUSTEE],
as Trustee
Dated as of

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

-iii-

CROSS-REFERENCE TABLE

TIA Section	Indenture
Reference	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.08, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	4.07
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.06
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
315(a)	7.01
(b)	7.05, 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	11.18
(a)(1)(A)	6.09
(a)(1)(B)	6.10
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.02
(a)(2)	6.02
(b)	4.05
318(a)	11.02

N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

     This INDENTURE, dated as of ___, by and among City Telecom (H.K.) Limited, a company with limited liability under the Companies Ordinance (Cap.32) of Hong Kong (the “Company”) and [•], as trustee (the “Trustee”).
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Section 1.01 shall have the respective meanings specified in this Section 1.01. Except as otherwise expressly provided or unless the context otherwise requires, all other terms used in this Indenture which are defined in the TIA (as defined below) shall have the meanings assigned to such terms in the TIA.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agent” means, with respect to any series of Notes, any Registrar, co-registrar, Paying Agent or additional paying agent.
     “Bankruptcy Law” means any bankruptcy, insolvency, reorganization or other similar law of Hong Kong or other applicable jurisdiction or any political subdivision thereof or other applicable bankruptcy, insolvency, reorganization or other similar law.
     “Board of Directors” means either the Board of Directors of the Company or any committee of such Board duly authorized to act on its behalf.
     “Board Resolution” means one or more resolutions, certified by the secretary or an assistant secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect, and delivered to the Trustee.
     “Business Day” means a day that (a) in the Place of Payment (or in any of the Places of Payment, if more than one) in which amounts are payable and (b) in New York, New York and the city in which the Corporate Trust Office is located, is not a Saturday or Sunday or any other day on which banking institutions are authorized or required by law or regulation to close.
     “Commission” means the United States Securities and Exchange Commission.
     “Company” means City Telecom (H.K.) Limited, and any successor thereto.
     “Company Request” and “Company Order” mean, respectively, a written request, order or consent signed in the name of the Company by its Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Vice President, Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, delivered to the Trustee.

     “Corporate Trust Office” means, with respect to any series of Notes, the office of the Trustee of such series of Notes at which the trust created by this Indenture shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at [•].
     “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
     “Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, The Depositary Trust Company (unless another Person is specified in a supplemental indenture with respect to any series of Notes) and in any event any and all successors thereto appointed as depositary with respect to any series of Notes and having become such pursuant to the applicable provisions of this Indenture.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Global Note” means, with respect to any series of Notes, a Note of such series issued in global form that evidences all or part of the Notes of such series and bears the Global Note Legend (or such legend as may be specified as contemplated by Section 2.02 for such series of Notes).
     “Global Note Legend” means the legend set forth in Section 2.11.
     “Holder,” “Holder of Notes,” “Noteholder” or other similar terms mean the Person in whose name a Note is registered in the Security Register kept by the Registrar for that purpose in accordance with the terms hereof.
     “Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.
     “Note” or “Notes” means a note or notes, as the case may be, of any series authenticated and delivered from time to time under this Indenture.
     “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President or any Senior Vice President of the Company.
     “Officers’ Certificate” means, with respect to any Person, a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President and by the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of such Person, and delivered to the Trustee, in accordance with the applicable provisions of this Indenture.
     “Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

     “Original Issue Discount Note” means any Note which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.
     “Outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 11.18, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
     (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been mailed as provided in Article 3, or provision satisfactory to the Trustee shall have been made for mailing such notice;
     (c) Notes as to which defeasance has been effected pursuant to Article 8; and
     (d) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Notes are held by persons in whose hands any of such Notes is a valid, binding and legal obligation of the Company.
     In determining whether the Holders of the requisite principal amount of Outstanding Notes of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Note that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.
     “Overdue Rate” means, with respect to each series of Notes, the rate of interest designated as such in the supplemental indenture relating to such series as contemplated by Section 2.02, or if no such rate is specified, the rate at which such Notes shall bear interest.
     “Paying Agent” means any Person authorized by the Company to pay the principal of (and premium if any) or interest on any Notes on behalf of the Company.
     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
     “Place of Payment,” when used with respect to the Notes of any series, means the place or places where the principal of and interest, if any, on the Notes of such series are payable as determined in accordance with the Indenture.

     “Responsible Officer,” when used with respect to the Trustee of a series of Notes, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture with respect to such series of Notes and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Specified Currency” means the currency in which a Note is denominated, which may include U.S. dollars, any foreign currency or any composite of two or more currencies.
     “TIA” means the Trust Indenture Act of 1939, as amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture or until a different Trustee shall have been appointed with respect to a particular series, and thereafter “Trustee” shall mean such successor Trustee or such Trustee with respect to such particular series.
     “U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
Section 1.02. Other Definitions.

Term	Defined in Section:
“Agent Member”	2.06	(7)
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Legal Defeasance”	8.02
“losses”	7.07
“Market Exchange Rate”	11.12
“Registrar”	2.06
“Security Register”	2.06
Section 1.03. Incorporation by Reference of TIA.
     (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
     (b) The following TIA terms used in this Indenture have the following meanings:
     “indenture securities” means the Notes;

     “indenture security holder” means a Holder of a Note;
     “indenture to be qualified” means this Indenture;
     “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes means the Company and any successor obligor upon the Notes.
Section 1.04. Rules of Construction.
     (a) Unless the context otherwise requires:
(i)	a term has the meaning assigned to it;

(ii)	an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii)	“or” is not exclusive;

(iv)	words in the singular include the plural, and in the plural include the singular;

(v)	all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

(vi)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(vii)	“including” means “including without limitation;”

(viii)	provisions apply to successive events and transactions; and

(ix)	references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.
ARTICLE 2.
THE NOTES
Section 2.01. Forms. (a) The Notes of each series shall be in substantially such form as shall be established by or pursuant to one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such legends or endorsements placed thereon as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Notes of such series may be listed, or to conform to usage.
     (b) The indentures supplemental hereto establishing the form and terms of the Notes of any series pursuant to Sections 2.01 and 2.02, respectively, of this Indenture, may provide for issuance of Global Notes. If Notes of a series are so authorized to be issued as Global Notes, any such Global Note may provide that it shall represent that aggregate amount of Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount or changes in the rights of Holders of Notes represented thereby, shall be made in such manner and by such person or persons as shall be specified therein.
     (c) The Trustee’s Certificate of Authentication on all Notes shall be in substantially the following form:
     “This is one of the Notes of the series designated therein described in the within-mentioned Indenture.
[•], as Trustee
By:
      Authorized Officer”
Section 2.02. Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.
     The Notes may be issued in one or more series. There shall be established in or pursuant to one or more indentures supplemental hereto, prior to the issuance of Notes of any series:
     (1) the title of the Notes of the series (which shall distinguish the Notes of the series from the Notes of all other series and which may be part of a series of Notes previously issued);
     (2) any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Sections 2.06, 2.07, 2.08, 3.03 or 9.05);
     (3) the date or dates on which the principal and premium, if any, of the Notes of the series is payable;

     (4) the rate or rates, or the method of determination thereof, at which the Notes of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and, if other than as set forth in Section 2.04, the record dates for the determination of Holders to whom interest is payable;
     (5) in addition to the office or agency of the Company in the Borough of Manhattan, The City of New York required to be maintained pursuant to Section 4.02, any other place or places where the principal of, and premium, if any, and any interest on Notes of the series shall be payable;
     (6) the Specified Currency of the Notes of the series;
     (7) the currency or currencies in which payments on the Notes of the series are payable, if other than the Specified Currency;
     (8) the right, if any, of the Company to redeem, purchase or repay the Notes of the series, and the price or prices at which, the period or periods within which and the terms and conditions upon which Notes of the series may be so redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise;
     (9) the obligation, if any, of the Company to redeem, purchase or repay Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which Notes of the series shall be so redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
     (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Notes of the series shall be issuable;
     (11) if other than the principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;
     (12) if the principal of or interest on the Notes of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than the Specified Currency, the period or periods within which, and the terms and conditions upon which, such election may be made;
     (13) if the amount of payments of principal of and interest on the Notes of the series may be determined with reference to an index based on a coin or currency other than the Specified Currency, the manner in which such amounts shall be determined;
     (14) any additions to or changes in the Events of Default with respect to the Notes of the series, as set forth herein;
     (15) if other than the rate of interest stated in the title of the Notes of the series, the applicable Overdue Rate;

     (16) in the case of any series of non-interest bearing Notes, the applicable dates for purposes of clause (a) of Section 4.07;
     (17) if other than [•] is to act as Trustee for the Notes of the series, the name and Corporate Trust Office of such Trustee;
     (18) if either or both of the provisions related to Legal Defeasance or Covenant Defeasance are altered or do not apply to any Notes of the series;
     (19) if applicable, that any Notes of the series shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the name of the respective Depositaries for such Global Notes, the form of any legend or legends which shall be borne by any such Global Note in addition to or in lieu of that set forth in Section 2.11 and any circumstances in addition to or in lieu of those set forth in clause (2) of Section 2.06 in which any such Global Note may be exchanged in whole or in part for Notes in definitive form, and any transfer of such Global Note in whole or in part may be issued in definitive form, in the name or names of Persons other than the Depositary for such Global Note or a nominee thereof;
     (20) whether such Notes of the series are secured and, if so, the provisions related to such security;
     (21) whether such Notes of the series are convertible or exchangeable and, if so, the provisions related to such convertibility or exchangeability;
     (22) whether such Notes of the series are subordinated securities and, if so, the provisions related to such subordination;
     (23) any additions or changes to the covenants set forth in Article 4 which apply to Notes of the series and, if applicable, whether any such covenant shall not be subject to defeasance under Article 8; and
     (24) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).
     All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such indenture supplemental hereto.
     Notwithstanding Section 2.02(2) herein and unless otherwise expressly provided with respect to a series of Notes, the aggregate principal amount of a series of Notes may be increased and additional Notes of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased; provided that no Event of Default with respect to such series has occurred and is continuing.

Section 2.03. Authentication. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes of any series executed by the Company together with a Company Order for authentication and the Trustee shall thereupon authenticate and deliver said Notes upon receipt of such Company Order. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon:
     (1) a copy of any resolution or resolutions of the Board of Directors relating thereto and, if applicable, an appropriate record of any action taken pursuant to such resolution, in each case certified by the Secretary or an Assistant Secretary of the Company;
     (2) an executed supplemental indenture relating thereto;
     (3) an Officers’ Certificate prepared in accordance with Section 11.04 which shall also state to the best knowledge of the signers of such Officers’ Certificate that no Event of Default with respect to any series of Notes shall have occurred and be continuing; and
     (4) an Opinion of Counsel prepared in accordance with Section 11.04 which, in addition to satisfying the provisions of Section 11.04, shall also substantially state:
     (A) the form or forms and terms of such Notes have been established by and in conformity with the provisions of this Indenture; provided that if all such Notes are not to be issued at the same time, such Opinion of Counsel may state that such terms will be established in conformity with the provisions of this Indenture, subject to any conditions specified in such Opinion of Counsel; and
     (B) such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium, reorganization, and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general principles of equity.
     The Trustee shall have the right to decline to authenticate and deliver or cause to be authenticated and delivered any Notes of any series under this Section 2.03 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or vice presidents shall determine that such action would expose the Trustee to personal liability to existing Noteholders.

Section 2.04. Date and Denomination of Notes. The Notes of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 2.02. In the absence of any such specification with respect to the Notes of any series, the Notes of such series shall be issuable in denominations of $1,000 and any multiple of $1,000. Notes of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine with the approval of the Trustee.
     Every Note shall be dated the date of its authentication.
     The person in whose name any Note of a particular series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date for such series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Note upon any registration of transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names Outstanding Notes of such series are registered on a subsequent record date established by notice given by mail by or on behalf of the Company to the Holders of such Notes not less than 15 days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such defaulted interest. Except as otherwise specified as contemplated by Section 2.02 for Notes of a particular series, the term “record date” as used in this Section 2.04 with respect to any regular interest payment date, shall mean, the last day of the calendar month preceding such interest payment date if such interest payment date is the fifteenth day of such calendar month, and shall mean the fifteenth day of the calendar month preceding such interest payment date if such interest payment date is the first day of a calendar month, whether or not such day shall be a day on which banking institutions in The City of New York are authorized or required by law or executive order to close or remain closed.
     Interest on the Notes may at the option of the Company be paid by check mailed to the persons entitled thereto at their respective addresses as such appear on the registry books of the Company.
Section 2.05. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board of Directors, its Chief Executive Officer, its President, or its Chief Financial Officer and its Treasurer or Assistant Treasurer, its Secretary or Assistant Secretary. Only such Notes as shall bear thereon a certificate of authentication substantially in the form herein recited, executed by the Trustee by the manual signature of an authorized officer, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.
Section 2.06. Exchange and Registration of Transfer of Notes. Notes of any series may be exchanged for a like aggregate principal amount of Notes of the same series of other authorized denominations. Notes to be exchanged shall be surrendered, at the option of the Holders thereof, either at the office or agency designated and maintained by the Company for such purpose for such series in the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose for such series in accordance with the provisions of Section 4.02, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Note or Notes which the Noteholder making the exchange shall be entitled to receive. Each person designated by the Company pursuant to the provisions of Section 4.02 as a person authorized to register and register transfer of the Notes is sometimes herein referred to as a “Registrar.” The Trustee is hereby initially appointed as Registrar for each series of Notes.
     The Company shall keep, at one of its offices or agencies maintained pursuant to Section 4.02, a register for each series of Notes issued hereunder (the registers of all Registrars being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register Notes and shall register the transfer of Notes as in this Article 2 provided. The Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Security Register shall be open for inspection by the Trustee and any Registrar other than the Trustee. Upon due presentment for registration or registration of transfer of any Note of any series at any designated office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Note or Notes of the same series for an equal aggregate principal amount. Registration or registration of transfer of any Note by any Registrar in the registry books of the Company maintained by such Registrar, and delivery of such Note, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Note.
     No person shall at any time be designated as or act as a Registrar unless such person is at such time empowered under applicable law to act as such under and to the extent required by applicable law and regulations.
     All Notes presented for registration of transfer or for exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.
     No service charge shall be made for any exchange or registration of transfer of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Company shall not be required to issue, exchange or register a transfer of (a) any Notes of any series for a period of 15 days next preceding the selection of Notes of that series to be redeemed and thereafter until the date of the mailing of a notice of redemption of Notes of that series selected for redemption, provided, however, that the Trustee shall have no duty or responsibility with respect to issuing, exchanging or registering a transfer during such period unless and until it shall have received written notice setting forth the date which starts such 15 day period; or (b) any Notes selected, called or being called for redemption in whole or in part except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed.
     The provisions of clauses (1), (2), (3), (4), (5), (6) and (7) below shall apply only to Global Notes:
     (1) Each Global Note of any series authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Note or a nominee thereof and delivered to such Depositary or nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes under this Indenture.
     (2) Notwithstanding any other provision in this Indenture, no Global Note of any series may be exchanged in whole or in part for Notes of such series issued in definitive form, and no transfer of a Global Note of any series in whole or in part may be registered in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue its services as Depositary for such Global Note and no successor Depositary has been appointed within 90 days after such notice or (ii) ceases to be a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934 when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed within 90 days after such notice, (B) the Company determines at any time that the Notes of such series shall no longer be represented by Global Notes and shall inform such Depositary for such Global Note of such determination and participants in such Depositary elect to withdraw their beneficial interests in the Notes from such Depositary, following notification by the Depositary of their right to do so, or (C) such exchange is made upon request by or on behalf of the Depositary for such Global Note in accordance with customary procedures, following the request of a beneficial owner seeking to exercise or enforce its rights under the Notes.
     (3) Subject to clause (2) above, any exchange of a Global Note of any series for other Notes of such series may be made in whole or in part, and all such Notes issued in exchange for a Global Note or any portion thereof shall be registered in such names as the Depositary for such Global Note shall direct.
     (4) Every Note of a series authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note of such series or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.
     (5) Subject to the provisions of clause (7) below, the registered Holder of Notes of any series may grant proxies and otherwise authorize any Person, including Agent Members (as defined below in clause (7)) and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or such Notes.
     (6) In the event of the occurrence of any of the events specified in clause (2) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes of such series in definitive, fully registered form, without interest coupons.
     (7) Neither any members of, or participants in, the Depositary of any series (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note of such series registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by such Depositary or such nominee, as the case may be, or impair, as between such Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.
Section 2.07. Mutilated, Destroyed, Lost or Stolen Notes. In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company in the case of a mutilated Note shall, and in the case of a lost, stolen or destroyed Note may in its discretion, execute and, upon the written request or authorization of any Officer of the Company, the Trustee shall authenticate and deliver, a new Note of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and the ownership thereof.
     Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Note and the ownership thereof.
     Every replacement Note of any series issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same indebtedness as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of the same series duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
Section 2.08. Temporary Notes. Pending the preparation of definitive Notes of any series the Company may execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver temporary Notes of such series (printed, lithographed or typewritten). Temporary Notes of any series shall be issuable in any authorized denomination and substantially in the form of the definitive Notes in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company, as evidenced by its execution of such Notes. Every such temporary Note shall be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Notes in lieu of which they are issued. Without unreasonable delay the Company will execute and deliver to the Trustee definitive Notes of such series and thereupon any or all temporary Notes of such series may be surrendered in exchange therefor, at the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose for that series in the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02 or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose for that series in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Notes of such series an equal aggregate principal amount of definitive Notes of the same series. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Notes of the same series authenticated and delivered hereunder.
Section 2.09. Cancellation of Notes Paid, etc. All Notes surrendered for the purpose of payment, redemption, repayment, exchange or registration of transfer or for credit against any sinking fund shall, if surrendered to the Company, any Registrar, any Paying Agent or any other agent of the Company or of the Trustee, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee may dispose of cancelled Notes in accordance with its customary procedures and, at the written request of the Company, deliver a certificate of such disposition to the Company or, at the written request of the Company, shall deliver cancelled Notes to the Company. If the Company shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. Where the Notes are held in global form, and to the extent less than all of the Notes are to be cancelled, the Registrar’s notation of such cancellation on its books and records shall be deemed to satisfy any cancellation obligation.

Section 2.10. Computation of Interest. Except as otherwise specified as contemplated by Section 2.02 for Notes of any series, interest on the Notes of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 2.11. Form of Legend for Global Notes. Unless otherwise specified as contemplated by Section 2.02 for the Notes evidenced thereby, every Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form (or such other form as a securities exchange or Depositary may request or require):
     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (“DTC”), OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY TO A NOMINEE OF THE DEPOSITORY TRUST COMPANY OR BY A NOMINEE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITORY TRUST COMPANY OR ANOTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     PURSUANT TO A RECOMMENDATION PROMULGATED BY THE COMMITTEE ON UNIFORM SECURITY IDENTIFICATION PROCEDURES, THE COMPANY HAS CAUSED CUSIP NUMBERS TO BE PRINTED ON THE NOTES AND THE TRUSTEE MAY USE CUSIP NUMBERS IN NOTICES OF REDEMPTION OR REPURCHASE AS A CONVENIENCE TO HOLDERS. NO REPRESENTATION IS MADE AS TO THE ACCURACY OF SUCH NUMBERS EITHER AS PRINTED ON THE NOTES OR AS CONTAINED IN ANY NOTICE OF REDEMPTION AND RELIANCE MAY BE PLACED ONLY ON THE OTHER IDENTIFICATION NUMBERS PLACED THEREON.

Section 2.12. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of (and premium, if any) and interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01. Applicability of Article.
     The provisions of this Article 3 shall be applicable to the Notes of any series which are redeemable before their maturity.
Section 3.02. Notice of Redemption; Partial Redemptions.
     Notice of redemption to the Holders of Notes of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Notes of such series at their last addresses as they shall appear in the Security Register, with a copy thereof provided by the Company to the Trustee. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Notes of such series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. The notice of redemption to each such Holder shall specify (i) the principal amount of each Note held by such Holder to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv) the place or places of payment, (v) the CUSIP number relating to the Notes, (vi) that payment will be made upon presentation and surrender of the Notes, (vii) whether interest, if any, accrued to the date fixed for redemption will be paid as specified in such notice and (viii) whether on and after said date interest, if any, thereon or on the portions thereof to be redeemed will cease to accrue. In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.
     The notice of redemption of Notes to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     On or before the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.05(b)) an amount of money sufficient to redeem on the redemption date all the Notes of such series so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. The Company will deliver to the Trustee at least 45 days prior to the date fixed for redemption (but no later than the receipt by the Holders of the notice of redemption) (unless a shorter notice period shall be satisfactory to the Trustee) an Officers’ Certificate stating the aggregate principal amount of Notes of such series to be redeemed. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section 3.02, an Officers’ Certificate stating that such restriction has been complied with.
     If less than all of the Notes of such series are to be redeemed, selection of the Notes for redemption shall be made by the Trustee as follows:
     (a) if such Notes are listed on any principal national securities exchange, in compliance with the requirements of such principal national securities exchange; or
     (b) if such Notes are not so listed, on a pro rata basis (subject to the procedures of DTC) or, to the extent a pro rata basis is not permitted, in such manner as the Trustee shall deem to be fair and appropriate.
However, no Note of $1,000 in principal amount or less shall be redeemed in part. A new Note in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note. Notice of the redemption shall be given only after such selection has been made. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.
Section 3.03. Payment of Notes Called for Redemption.
     If notice of redemption has been given as provided by this Article 3, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest, if any, accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest, if any, accrued to said date) interest, if any, on the Notes or portions of Notes so called for redemption shall cease to accrue, and such Notes shall cease from and after the date fixed for redemption, except as provided herein, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest, if any, to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest, if any, accrued thereon to the date fixed for redemption; provided that payment of interest, if any, becoming due on or prior to the date fixed for redemption shall be payable to the Holders of Notes registered as such on the relevant record date subject to the terms and provisions of this Section 3.03.
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the redemption price shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Note.
     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Note or Notes, and of like tenor, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.
Section 3.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption.
     Notes shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 45 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company, or (b) a Person specifically identified in such written statement as an Affiliate of the Company.
ARTICLE 4.
COVENANTS
Section 4.01. Payment of Principal and Interest.
     The Company covenants and agrees that it, for the benefit of each series of Notes, will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest, if any, on each of the Notes at the place, at the respective times and in the manner provided in such Notes.
Section 4.02. Offices for Notices and Payments, Etc.
     So long as any Notes of a series are Outstanding, the Company will maintain in each Place of Payment for each series of Notes an office or agency where such Notes may be presented for payment, an office or agency where such Notes may be presented for registration of transfer and for exchange as provided in this Indenture, and an office or agency where notices and demands to or upon the Company in respect of such Notes or of this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in location, of such office or agency. In case the Company shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation may be made and notice and demand may be served in respect of such Notes or of this Indenture at the Corporate Trust Office. The Company hereby initially designates the Corporate Trust Office for each such purpose.

Section 4.03. No Interest Extension.
     In order to prevent any accumulation of claims for interest after maturity thereof, the Company will not directly or indirectly extend or consent to the extension of the time for the payment of any claim for interest on any of the Notes and will not directly or indirectly be a party to or approve any such arrangement by the purchase or funding of said claims or in any other manner; provided, however, that this Section 4.03 shall not apply in any case where an extension shall be made pursuant to a plan proposed by the Company to the Holders of all Notes.
Section 4.04. Appointments To Fill Vacancies in Trustee’s Office.
     The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.05. Provision as to Paying Agent.
     (a) The Company hereby initially appoints the Trustee as the Paying Agent for each series of Notes. If the Company shall, for any series of Notes, appoint a Paying Agent other than the Trustee, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.05,
(i)	that it will hold all sums held by it as such Paying Agent for the payment of the principal of or interest, if any, on such Notes (whether such sums have been paid to it by the Company or by any other obligor on such Notes) in trust for the benefit of the Holders of the Notes and the Trustee; and

(ii)	that it will give the Trustee notice of any failure by the Company (or by any other obligor on such Notes) to make any payment of the principal of, premium, if any, or interest, if any, on such Notes when the same shall be due and payable; and

(iii)	that it will, at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     (b) If the Company shall act as its own Paying Agent with respect to any series of Notes, it will, on or before each due date of the principal of or interest, if any, on such Notes, set aside, segregate and hold in trust for the benefit of the Holders of such Notes a sum sufficient to pay such principal, premium, if any, or interest, if any, so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under such Notes) to make any payment of the principal of, premium, if any, or interest, if any, on such Notes when the same shall become due and payable.
     (c) Anything in this Section 4.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying

Agent hereunder, as required by this Section 4.05, such sums to be held by the Trustee upon the trusts herein contained. Upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     (d) Anything in this Section 4.05 to the contrary notwithstanding, any agreement of the Trustee or any Paying Agent to hold sums in trust as provided in this Section 4.05 is subject to Sections 8.04 and 8.05.
     (e) Whenever the Company shall have one or more Paying Agents for any series of Notes, it will, on or before each due date of the principal of or interest, if any, on such Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
Section 4.06. Reports by the Company.
     The Company covenants:
     (a) to file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe), if any, which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a debt security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that, in either case described in this subsection (a), such information, documents, reports and periodic information, as applicable, shall be deemed to be filed with the Trustee when publicly filed with the Commission through the Commission’s EDGAR system;
     (b) to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;
     (c) to transmit by mail to the Holders of the Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 7.06, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 4.06 as may be required to be transmitted to such Holders by rules and regulations prescribed from time to time by the Commission;
     (d) to furnish to the Trustee by [•] of each fiscal year of the Company beginning with [•], a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his knowledge of the Company’s compliance with all conditions and covenants under this Indenture during the prior fiscal year. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture; and
     (e) to deliver to the Trustee written notice of any event that with the giving of notice and the lapse of time would become an Event of Default under clause (c) of Section 6.01, such notice to be delivered to the Trustee by the date that is the later of (1) 30 days after the occurrence of such event and (2) promptly after (but no later than five Business Days after) an Officer of the Company becomes aware of the occurrence of such event.
Section 4.07. Securityholder Lists. If and so long as the Trustee shall not be the Registrar for the Notes of any series, the Company and any other obligor on the Notes will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Notes of such series pursuant to TIA§ 312 (a) semi-annually not more than 15 days after each record date for the payment of interest on such Notes, as hereinabove specified, as of such record date, and on dates to be determined pursuant to Section 2.02 for non-interest bearing Notes in each year, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.
ARTICLE 5.
SUCCESSORS
Section 5.01. Limitation on Mergers, Consolidations and Sales of Assets.
     The Company may not consolidate or merge with or into, or sell, lease or convey all or substantially all of its assets in any one transaction or series of transactions to any other corporation, unless:
     (a) the resulting, surviving or transferee Person is either the Company or is a corporation organized under the laws of Hong Kong, the United States, any state or the District of Columbia and expressly assumes by supplemental indenture all of the Company’s obligations under this Indenture and the Notes of each series issued hereunder; and
     (b) immediately after giving effect to the transaction, with respect to each series of Notes issued hereunder, no Event of Default or event which with notice or lapse of time would be an Event of Default has occurred and is continuing.
Section 5.02. Successor Corporation To Be Substituted.
     In case of any such consolidation or merger or any sale, conveyance or lease of all or substantially all of the property of the Company and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest, if any, on all of the Notes of each series issued hereunder and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company (including any intervening successor to the Company which shall have become the obligor hereunder) shall be relieved of any further obligation under this Indenture and the Notes of each series issued hereunder; provided, however, that in the case of a sale, lease, exchange or other disposition of the property and assets of the Company (including any such intervening successor), the Company (including any such intervening successor) shall continue to be liable for its obligations under this Indenture and each series of Notes to the extent, but only to the extent, of liability to pay the principal of, premium, if any, and interest, if any, on such Notes at the time, places and rate prescribed in this Indenture and such Notes. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes of any series issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes of any series that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes of any series that such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.
     In case of any such consolidation or merger or any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, such changes in phraseology and form (but not in substance) may be made in the Notes, thereafter to be issued, as may be appropriate.
Section 5.03. Opinion of Counsel To Be Given Trustee.
     The Trustee, subject to Sections 7.01 and 7.02, shall receive an Officers’ Certificate and Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease, exchange or other disposition and any such assumption complies with the provisions of this Article 5.
ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default.
     “Event of Default” with respect to Notes of any series, wherever used herein, means any one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default), whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any installment of interest upon any Notes of any series as and when the same shall become due and payable, and continuance of such default for a period of 60 days; or
     (b) default in the payment of all or any part of the principal or premium (if any) on any of Notes of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or
     (c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes of such series or contained in this Indenture for a period of 90 days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Notes of such series; or
     (d) without the consent of the Company a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (e) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.
     If an Event of Default described in clause (a) or (b) occurs with respect to any series of Notes and is continuing, then, and in each and every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding of such series by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of the Notes of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration, the same shall become immediately due and payable.
     If an Event of Default with respect to any series of Notes described in clause (c) above occurs and is continuing for a period of 60 days after the date on which the underlying Default becomes an Event of Default, then, and in each and every such case, unless the principal of all of the Notes of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all of the Notes of such series then Outstanding by notice in writing to the Company (and to the Trustee if given by Holders), may declare the entire principal of all of the Notes of such series then Outstanding, and the interest accrued thereon, if any, to be due and payable immediately, and upon such declaration, the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e)

above occurs and is continuing, then the principal amount of all the Notes then Outstanding of such series, and the interest accrued thereon, if any, shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     The foregoing provisions are subject to the condition that if, at any time after the principal of the Notes of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided:
     (a) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay:
(i)	all matured installments of interest upon all the Notes of such series; and

(ii)	the principal of any and all Notes of such series which shall have become due otherwise than by acceleration; and

(iii)	interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the Overdue Rate applicable to such series to the date of such payment or deposit; and

(iv)	all amounts payable to the Trustee pursuant to Section 7.07; and
     (b) all Events of Default with respect to such series of Notes, other than the non-payment of the principal of Notes of such series which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of a majority, or any applicable supermajority, in aggregate principal amount of the Notes of such series then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults related to such series of Notes and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default relating to such series of Notes or shall impair any right consequent thereon.
Section 6.02. Collection of Indebtedness by Trustee; Trustee May Prove Debt.
     The Company covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Notes of any series when such interest shall have become due and payable, and such default shall have continued for a period of 60 days, or (b) in case default shall be made in the payment of all or any part of the principal of any of the Notes of any series when the same shall have become due and payable, whether upon maturity of such Notes or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders of such Notes of such series the whole amount that then shall have become due and payable on such Notes for principal and interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the Overdue Rate applicable to such series of Notes); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and such other amount due the Trustee under Section 7.07 in respect of such Notes.
     Until such demand is made by the Trustee, the Company may pay the principal of and interest on such Notes to the registered Holders, whether or not the Notes be overdue.
     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Notes of such series and collect in the manner provided by law out of the property of the Company or other obligor upon such Notes of such series, wherever situated, all the moneys adjudged or decreed to be payable.
     In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes of any series then Outstanding under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other similar judicial proceedings relative to the Company or other obligor upon such Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of such Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise:
     (a) to file and prove a claim or claims for the whole amount of principal and interest, if any, owing and unpaid in respect of such Notes, and, in the case of any judicial proceedings, to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts payable to the Trustee under Section 7.07) and of the Holders of such Notes allowed in any judicial proceedings relative to the Company or other obligor upon such Notes, or to the creditors or property of the Company or such other obligor; and
     (b) unless prohibited by applicable law and regulations, or unless otherwise directed by a majority in aggregate principal amount of the Notes of each affected series at the time Outstanding, to vote on behalf of the Holders of such Notes in any election of a receiver, assignee, trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings, custodian or other person performing similar functions in respect of any such proceedings; and
     (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of such Notes and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official performing similar functions in respect of any such proceedings is hereby authorized by each of the Holders of such Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of such Notes, to pay to the Trustee its costs and expenses of collection and all other amounts due to it pursuant to Section 7.07.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder of such Notes any plan of reorganization, arrangement, adjustment or composition affecting such Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of such Notes in any such proceeding, except as aforesaid in clause (b).
     All rights of action and of asserting claims under this Indenture, or under any of the Notes of any series, may be enforced by the Trustee without the possession of any of such Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be awarded to the Trustee for ratable distribution to the Holders of such Notes in respect of which such action was taken, after payment of all sums due to the Trustee under Section 7.07 in respect of such Notes.
     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Notes of such series in respect to which such action was taken, and it shall not be necessary to make any Holders of such Notes parties to any such proceedings.
Section 6.03. Application of Proceeds.
     Any moneys collected by the Trustee pursuant to this Article 6 in respect of the Company’s obligations with respect to a series of Notes shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Notes in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Notes of such series in reduced principal amounts in exchange for the presented Notes of like series if only partially paid, or upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due to the current Trustee and then to each predecessor Trustee under Section 7.07 in respect to the Notes of such series;
     SECOND: In case the principal of the Outstanding Notes of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on such Notes in default in the order of the maturity of the installments on such interest, with interest (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installments of interest at the Overdue Rate applicable to such Notes, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;
     THIRD: In case the principal of the Outstanding Notes of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon such Notes for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee and is permitted by applicable law) upon the overdue installations of interest at the Overdue Rate applicable to such Notes; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installment of interest over any other installment of interest or of any such Note over any other such Note, ratably to the aggregate of such principal and accrued and unpaid interest; and
     FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.
Section 6.04. Suits for Enforcements.
     In case an Event of Default with respect to any series of Notes has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture and such Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or such Notes or in aid of the exercise of any power granted in this Indenture or such Notes or to enforce any other legal or equitable right vested in the Trustee by this Indenture, such Notes or by law.
Section 6.05. Restoration of Rights on Abandonment of Proceedings.
     In case the Trustee or any Holder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Holder, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.
Section 6.06. Limitation on Suits by Noteholders.
     No Holder of any Note of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture or such Note, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder or thereunder, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default with respect to the Notes of that series and of the continuance thereof, as hereinbefore provided, and (b) the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding of such series shall have made written request upon the Trustee to institute such action or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and (c) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding, and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.09. For the protection and enforcement of the provisions of this Section 6.06, each and every Holder of Notes of such series and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Section 6.07. Right of Noteholders To Institute Certain Suits.
     Notwithstanding any other provision in this Indenture and any provision of any Note, the right of any Holder of any Note to receive payment of the principal of, premium, if any, and interest, if any, on such Note, on or after the respective due dates expressed in such Note, or upon redemption, by declaration, repayment or otherwise, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.
     No right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes of any series is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     No delay or omission of the Trustee or of any Holder of such Notes to exercise any right or remedy accruing upon any Event of Default with respect to any such series of Notes occurring and continuing as aforesaid shall impair any such right or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture, any Note or law to the Trustee or to the Holders of such Notes may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or, subject to Section 6.06, by the Holders of Notes.
Section 6.09. Control by Holders of Notes.
     The Holders of a majority in aggregate principal amount of the Notes of each affected series at the time Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and shall not expose the Trustee to personal liability; and provided further, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction (a) if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken; or (b) if the Trustee by its board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee shall determine in good faith that the action or proceedings so directed would involve the Trustee in personal liability; or (c) if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of the Holders of the Notes not joining in the giving of said direction, it being understood that (subject to Section 7.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.
     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee that is not inconsistent with such direction or directions by Noteholders.
Section 6.10. Waiver of Past Defaults.
     Prior to the declaration of acceleration of the maturity of the Notes of any series as provided in Section 6.01, the Holders of a majority in aggregate principal amount of such Notes at the time Outstanding may on behalf of the Holders of all such Notes waive any past default or Event of Default described in Section 6.01 and its consequences, except a default in respect of a covenant or provision of this Indenture or of such series of Notes which cannot be modified or amended without the consent of the Holder of each Note of such series affected. In the case of any such waiver, the Company, the Trustee and the Holders of all such Notes shall be restored to their former positions and rights hereunder, respectively, and such default shall cease to exist and be deemed to have been cured and not to have occurred for purposes of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 6.11. Right of Court To Require Filing of Undertaking To Pay Costs.
     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.11 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 10% in aggregate principal amount of the Notes of any series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or any date fixed for redemption.
ARTICLE 7.
TRUSTEE
Section 7.01. Duties of Trustee.
     (a) If an Event of Default with respect to any series of Notes has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

     (b) Except during the continuance of an Event of Default with respect to any series of Notes:
     (1) the duties of the Trustee with respect to any series of Notes shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any certificate or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.09 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.
     Subject to TIA § 315:
     (a) The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
     (b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
     (c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
     (f) The Trustee shall not be bound to make investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.
     (g) The Trustee shall not be deemed to have notice of any Default or Event of Default with respect to any series of Notes unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the Outstanding Notes of such series, and such notice references the specific Default or Event of Default, the series of Notes and this Indenture.
     (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
     (i) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.

     (j) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (k) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Section 7.03. Individual Rights of Trustee.
     The Trustee, Registrar, Paying Agent or Agent in its individual or any other capacity may become the owner or pledgee of Notes of any series and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee, Registrar, Paying Agent or Agent.
Section 7.04. Trustee’s Disclaimer.
     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes of any series, it shall not be accountable for the Company’s use of the proceeds of the Notes or of any series thereof or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes of any series or any other document in connection with the sale of the Notes of any series or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Defaults.
     If a Default or Event of Default with respect to any series of Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of such Notes, as their names and addresses appear in the Security Register, a notice of the Default or Event of Default within 90 days after it occurs, unless such default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any such Note, the Trustee may withhold and shall be protected in withholding the notice if and so long as its Responsible Officers in good faith determine that withholding the notice is in the interests of the Holders of such Notes. In the case of any Default of the character specified in Section 6.01(c) no such notice to Holders shall be given until at least 90 days after the occurrence thereof.
Section 7.06. Reports by Trustee to Holders.
     Within 60 days after each [•] beginning with the [•] following the date of this Indenture, and for so long as Notes of any series remain Outstanding, the Trustee shall mail to the Holders, as their names and addresses appear in the Security Register, a report dated as of such [•], in accordance with, and to the extent required under, TIA § 313(a), and the Trustee shall otherwise comply with TIA § 313.
     A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which Notes of a series are listed in accordance with TIA § 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.
Section 7.07. Compensation and Indemnity.
     The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
     The Company shall indemnify the Trustee or any predecessor Trustee against and hold each harmless against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys’ fees (for purposes of this Article 7, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, unless (and then only to the extent that) the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.
     The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes of all series issued pursuant to this Indenture through the expiration of the applicable statute of limitations.
     To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes of each series on all money or property held or collected by the Trustee,

except that held in trust to pay principal of, premium, if any, and interest on particular Notes of such series. Such Lien shall survive the satisfaction and discharge of this Indenture.
     When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(d) or 6.01(e) with respect to any series of Notes, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08. Replacement of Trustee.
     A resignation or removal of the Trustee and appointment of a successor Trustee with respect to any or all series of Notes shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
     The Trustee with respect to any or all series of Notes may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee. The Holders of a majority in aggregate principal amount of the then Outstanding Notes of any series of Notes may remove the Trustee by so notifying the Trustee and the Company in writing.
     If, with respect to the applicable series of Notes:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting,
then (i) the Company may remove the Trustee or (ii) subject to Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to any series of Notes (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee for each such affected series of Notes (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series).
     If a successor Trustee with respect to any series of Notes does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the bona fide Holders of at least 10% in aggregate principal amount of the then Outstanding Notes of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     A successor Trustee with respect to any series of Notes shall execute, acknowledge and deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective without any further act, deed or conveyance, and the successor Trustee shall become vested with all the rights, powers and duties of the retiring Trustee with respect to such series of Notes. The successor Trustee shall mail a notice of its succession by first-class mail, postage prepaid, to the Holders of such series as their names and addresses appear in the Security Registrar. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
     In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes of one or more series (but not all series of Notes) Outstanding, the Company, any retiring Trustee and each successor or separate Trustee with respect to the Notes of any applicable series shall execute and deliver an indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes of any series as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustee of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.
Section 7.09. Successor Trustee by Merger, etc.
     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall, if such successor Person is otherwise eligible hereunder, be the successor Trustee, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes of any series shall have been authenticated, but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes of such series so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10. Eligibility; Disqualification.
     There shall at all times be a Trustee for each series hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.
     The Trustee shall comply with the terms of TIA § 310(b).
Section 7.11. Preferential Collection of Claims Against Company.
     The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
Section 7.12. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option To Effect Legal Defeasance or Covenant Defeasance.
     The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect (unless otherwise provided in the supplemental indenture related to such series of Notes) to have either Sections 8.02 or 8.03 hereof applied to all Outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.
Section 8.02. Legal Defeasance and Discharge.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to any series of Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes of each affected series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes of such series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all of its obligations under such Notes and this Indenture with respect to such series of Notes (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments delivered to it by the Company acknowledging the same), except for the following provisions which shall survive with respect to each such series of Notes until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes of such series to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below; (b) the Company’s obligations with respect to the Notes of such series concerning mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust; (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and (d) the Legal Defeasance provisions of this Indenture. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 with respect to any series of Notes notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03. Covenant Defeasance.
     Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any series of Notes, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the provisions contained in Articles 4 (other than in Section 4.06, to the extent that such an obligation cannot be defeased under the TIA) and 5 (including such obligations as are set forth in a supplemental indenture with respect to Articles 4 and 5) with respect to the Notes of such series on and after the date the conditions set forth in Section 8.04 are satisfied with respect to such series (hereinafter, “Covenant Defeasance”), and such Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant, or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default with respect to such series of Notes under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof Sections 6.01(d) and 6.01(e) hereof shall not constitute Events of Default or defaults hereunder with respect to such series of Notes.
Section 8.04. Conditions to Legal or Covenant Defeasance.
     The following shall be the conditions to the application of either Sections 8.02 or 8.03 hereof to the Outstanding Notes of any series:

     In order to exercise either Legal Defeasance or Covenant Defeasance with respect to any series of Notes:
     (a) the Company must irrevocably deposit, or cause to be deposited, with the Trustee, in trust, for the benefit of the Holders of the Notes of such series, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, which opinion has been delivered to the Trustee, to pay, without reinvestment, the principal of, premium, if any, and interest on the Outstanding Notes of such series on the stated maturity thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;
     (b) in the case of Legal Defeasance with respect to any series of Notes, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance, and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance with respect to such series of Notes had not occurred;
     (c) in the case of Covenant Defeasance with respect to any series of Notes, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance of such series of Notes, and such Holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance with respect to such series of Notes had not occurred;
     (d) no Default or Event of Default with respect to such series of Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;
     (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or by which the Company is bound;
     (f) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes of such series over other creditors of the Company, or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

     (g) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States reasonably acceptable to the Trustee, each stating that the conditions precedent provided for or relating to Legal Defeasance or Covenant Defeasance, as applicable, in the case of the Officers’ Certificate, in clauses (a) through (f) and, in the case of the Opinion of Counsel, in clauses (b) and (c) of this paragraph, have been complied with.
Section 8.05. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 8.06 hereof, all cash and/or non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, and solely for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the Outstanding Notes of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and/or securities need not be segregated from other funds except to the extent required by law.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash and/or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes of such series.
     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash and/or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance of the affected series of Notes.
Section 8.06. Repayment to Company.
     Any cash and/or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and/or securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and/or securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and/or securities then remaining will be repaid to the Company.
Section 8.07. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any cash and/or non-callable U.S. Government Securities to any series of Notes in accordance with Sections 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
Section 8.08. Survival.
     The Trustee’s rights under Section 7.07 and this Article 8 shall survive termination of this Indenture.
ARTICLE 9.
SUPPLEMENTAL INDENTURES
Section 9.01. Supplemental Indentures Without Consent of Noteholders.
     The Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate), and the Trustee, upon the written request of the Company, may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof) for one or more of the following purposes:
     (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes of one or more series any property or assets;
     (b) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 5;
     (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company and the Trustee shall consider to be for the protection of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all of the series of Notes, stating that such covenants are expressly being included for the benefit of such series), and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of

Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Notes of such series to waive such an Event of Default;
     (d) to provide for the issuance of and establish the form and terms of Notes of any series as permitted by Sections 2.01 and 2.02;
     (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;
     (f) to make any other provisions as the Company may deem necessary or desirable; provided, however, that no such provisions shall materially adversely affect the legal rights of the Holders of any Notes of the applicable series;
     (g) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the TIA, excluding, however, the provisions referred to in TIA § 316(a)(2) as in effect at the date as of which this instrument was executed or any corresponding provision provided for in any similar federal statute hereafter enacted;
     (h) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes of any or all series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 7.08;
     (i) in the case of subordinated Notes, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions; provided that such change is made in accordance with the provisions of such senior Notes; and
     (j) to add guarantees with respect to the Notes of any series or to secure the Notes of any series.
     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed without the consent of the Holders of any of the Notes then Outstanding, notwithstanding any of the provisions of Section 9.02.
Section 9.02. Supplemental Indentures with Consent of Noteholders.
     With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series then Outstanding affected by such supplemental indenture, the Company, when authorized by a Board Resolution (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Officers’ Certificate), and the Trustee may, upon the written request of the Company and receipt of the aforementioned Board Resolution and upon filing with the Trustee evidence of the consent of the Holders of the Notes as aforesaid, from time to time and at any time, enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes of each such series; provided, that no such supplemental indenture shall (a) extend the stated final maturity of the principal of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest, if any, thereon, or reduce or alter the method of computation of any amount payable on redemption, repayment or purchase by the Company thereof (or the time at which any such redemption, repayment or purchase may be made), or make the principal thereof, or interest, if any, thereon payable in any coin or currency other than that provided in such Notes, this Indenture or any supplemental indenture or in accordance with the terms of such Notes, or impair or affect the right of any Noteholder to institute suit for the payment thereof or, if such Notes provide therefor, any right of repayment or purchase at the option of the Noteholder, without the consent of the Holder of each Note so affected, (b) reduce the percentage of Notes of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Note so affected, whether such consenting Holders in the aggregate hold a majority in principal amount of the Notes so affected or not or (c) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of Holders of each Note so affected.
     The Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may at its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.02, the Company (or the Trustee at the request and expense of the Company) shall give notice thereof to the Holders of then

Outstanding Notes affected thereby, as provided in Section 11.02. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
Section 9.03. Effect of Supplemental Indenture.
     Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 9.04. Documents To Be Given to Trustee.
     The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 9 complies with the applicable provisions of this Indenture and that all conditions precedent to the execution and delivery of such supplemental indenture have been satisfied.
Section 9.05. Notation on Securities in Respect of Supplemental Indentures.
     Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Noteholders. If the Company or the Trustee shall so determine, new Notes of any series so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes of such series then Outstanding.
Section 9.06. Conformity with the TIA.
     Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the TIA as then in effect if this Indenture shall then be qualified under the TIA.
ARTICLE 10.
SATISFACTION AND DISCHARGE
Section 10.01. Satisfaction and Discharge.
     The obligations of the Company pursuant to any series of Notes shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes of such series, as to all Notes of such series issued hereunder, and the

Trustee, on demand and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
     (a) either:
(i)	all Notes of such series that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid, and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

(ii)	(A) all Notes of such series that have not been previously delivered to the Trustee for cancellation, have become due and payable by their terms, will become due and payable at their stated maturity within one year, have been called for redemption, or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes of such series not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the Notes of such series to the date of deposit, in the case of Notes that have become due and payable, or to the stated maturity or redemption date, as the case may be; (B) the Company has paid all other sums payable by the Company with respect to the Notes of such series under this Indenture and the Notes; and (C) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such series at their stated maturity or on the redemption date, as the case may be.
     In the case of either clause (i) or (ii):
     (b) no Default or Event of Default shall have occurred and be continuing with respect to such series of Notes on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; and
     (c) the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of such series of Notes have been satisfied.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive.

Section 10.02. Deposited Cash and U.S. Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
     Subject to Section 10.03, all cash and/or non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 10.02, the “Trustee”) pursuant to Section 10.01 hereof in respect of the Outstanding Notes of such series to be satisfied and discharged in accordance with Section 10.01 shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such cash and/or securities need not be segregated from other funds except to the extent required by law.
Section 10.03. Repayment to Company.
     Any cash and/or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company at its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and/or securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and/or securities remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and/or securities then remaining will be repaid to the Company.
ARTICLE 11.
MISCELLANEOUS
Section 11.01. TIA Controls.
     If any provision of this Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.
Section 11.02. Notices.
     Any request, demand, authorization, direction, notice, consent, waiver or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:

If to the Company:
City Telecom (H.K.) Limited
12th Floor, Trans Asia Centre
No. 18 Kin Hong Street
Kwai Chung, New Territories
Hong Kong
Attention: Mr. Lai Ni Quiaque
Telecopier No.: (852) 3145 6068
with a copy to:
Jones Day
29th Floor, Edinburgh Tower
The Landmark
15 Queen’s Road Central
Hong Kong
Attention: Jeffrey Maddox
Telecopier No.: (852) 2868 5871
If to the Trustee:
     The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
     All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery.
     Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect therein shall not affect its sufficiency with respect to other Holders.
     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
     If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 11.03. Communication by Holders of Notes with Other Holders of Notes.
     Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 11.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 11.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.

Section 11.06. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, in so far as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion (including any Opinion of Counsel) may be based, in so far as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such Person giving such certificate, opinion or Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 11.07. Acts of Holders.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the outstanding Notes of all series or more than one series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 11.07.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of the Notes shall be proved by the Security Register.
     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
Section 11.08. Rules by Trustee and Agents.
     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 11.09. No Personal Liability of Directors, Officers, Employees and Stockholders.
     No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes of any series or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of any series. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
Section 11.10. Governing Law.
     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES OF SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT THAT THE AUTHORIZATION AND EXECUTION OF THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY THE LAWS OF THE JURISDICTION OF ORGANIZATION OF THE COMPANY.
Section 11.11. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 11.12. Notes in a Specified Currency Other than Dollars. Unless otherwise specified as contemplated by Section 2.02 with respect to a particular series of Notes, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Notes of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding any Notes of any series which are denominated in a Specified Currency other than U.S. dollars, then the principal amount of Notes of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of U.S. dollars that could be obtained for such amount of such Specified

Currency at the Market Exchange Rate. For purposes of this Section 11.12, “Market Exchange Rate” shall mean the noon U.S. dollar buying rate in New York City for cable transfers of the Specified Currency published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such Specified Currency, such quotation of the Federal Reserve Bank of New York or such other quotations as appropriate shall be used. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Notes of a series denominated in a Specified Currency other than U.S. dollars in connection with any action taken by Holders of Notes pursuant to the terms of this Indenture.
     In no event will the Trustee have any duty or liability regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph.
Section 11.13. Successors.
     All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors and assigns. All covenants and agreements of the Trustee in this Indenture shall bind its successors and assigns.
Section 11.14. Severability.
     In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 11.15. Counterpart Originals.
     The parties may sign counterparts of this Indenture. Each counterpart shall be an original, but all of them together represent the same agreement.
Section 11.16. Table of Contents, Headings, etc.
     The Table of Contents, Cross-Reference Table and headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 11.17. Qualification of this Indenture.
     The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.
Section 11.18. Company-Owned Notes Disregarded.
     In determining whether the Holders of the requisite aggregate principal amount of Notes, or any series thereof, have concurred in any demand, request, notice, direction, consent or waiver under this Indenture, Notes which are owned by the Company or any other obligor on the Notes with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, that for the purposes of determining whether the Trustee shall be protected in relying on any such demand, request, notice, direction, consent or waiver only Notes which the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 11.18 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.
[Signatures on following pages]

Company:

CITY TELECOM (H.K) LIMITED

By: Name:
Title:

Trustee:

[•], as Trustee

By:

Name:
Title: